U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013 (April 30, 2013)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2013, American Capital Mortgage Investment Corp. (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 8, 2013. As of the record date, a total of 58,971,999 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 52,870,982 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Non Votes
Malon Wilkus	30,092,056	723,491	22,055,435
John R. Erickson	28,188,135	2,627,412	22,055,435
Samuel A. Flax	29,183,589	1,631,958	22,055,435
Alvin N. Puryear	29,171,463	1,644,084	22,055,435
Robert M. Couch	30,438,308	377,239	22,055,435
Morris A. Davis	30,562,149	253,398	22,055,435
Randy E. Dobbs	30,416,489	399,058	22,055,435
Larry K. Harvey	30,422,577	392,970	22,055,435
Prue B. Larocca	30,538,367	277,180	22,055,435

2.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2013.

For	Against	Abstain
52,248,494	195,472	427,016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: May 2, 2013	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary